UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 7, 2012

deltathree, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-28063	13-4006766
(Commission File Number)	(IRS Employer Identification No.)

26 Avenue at Port Imperial, Suite #407, West New York, New Jersey	07093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 500-4850

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

deltathree, Inc. (the “Company”) held its Annual Meeting of Stockholders on August 7, 2012. At the meeting the following matters were submitted to a vote of the Company’s stockholders, and the results were as follows:

(1)  Six directors were elected for a term of one year each, to serve until the Company’s next annual meeting of stockholders and until their successors are duly elected and qualified, as follows:

(i) Robert Stevanovski:	39,285,431 votes for, 266,102 votes withheld, and 10,264,954 broker non-votes;
(ii) Anthony Cassara:	39,309,968 votes for, 241,565 votes withheld, and 10,264,954 broker non-votes;
(iii) Lior Samuelson:	39,301,268 votes for, 250,265 votes withheld, and 10,264,954 broker non-votes;
(iv) David Stevanovski:	39,284,110 votes for, 267,423 votes withheld, and 10,264,954 broker non-votes;
(v) Colleen Jones:	39,310,568 votes for, 240,965 votes withheld, and 10,264,954 broker non-votes; and
(vi) J. Lyle Patrick:	39,500,267 votes for, 51,266 votes withheld, and 10,264,954 broker non-votes; and

(2)  The ratification of the appointment of Brightman Almagor Zohar & Co., a member firm of Deloitte Touche Tohmatsu, as the Company’s independent auditors for the fiscal year ending December 31, 2012, was approved by the following vote: 49,482,951 votes for; 323,361 votes against; and 10,175 abstentions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTATHREE, INC.

By:	/s/ Effi Baruch
Name:	Effi Baruch
Title:	Chief Executive Officer, President, Senior Vice
President of Operations and Technology and Secretary

Dated: August 8, 2012